Coronado Biosciences Reports Topline Results from Investigator Initiated Pilot Study of TSO in Adults with Autism Spectrum Disorder

Burlington, MA – June 26, 2014 – Coronado Biosciences, Inc. (NASDAQ; CNDO) today announced that Dr. Eric Hollander, Clinical Professor Psychiatry and Behavioral Sciences at Albert Einstein College of Medicine of Yeshiva University and Director of the Autism and Obsessive Compulsive Spectrum Program at Montefiore Medical Center and Einstein has completed his pilot study of oral TSO (Trichuris suis ova or CNDO-201) for adults with Autism Spectrum Disorder (ASD).

The study was a double-blind, randomized, placebo-controlled, cross-over study and enrolled 10 high functioning adult autism spectrum disorder patients who were able to give informed consent to participate in the study, and who had a history of allergies and/or a family history of immune-inflammatory illness. They were treated for 12 weeks with either TSO or placebo, followed by a 4-week washout phase and then 12 weeks of placebo or TSO. The TSO dosage used in the study was 2,500 ova once every two weeks.

While none of the measures reached statistical significance, benefits with TSO treatment (over placebo) were observed in several subscales, including the Montefiore-Einstein Rigidity Scale (MERS), ABC Irritability, RBS-R Sameness, and RBS-R Restricted Behavior. TSO was well-tolerated; no patient discontinued due to an adverse event (or due to tolerability issues), and 9 of 10 patients completed the full 26 week treatment period. Detailed data will be presented at the European College of Neuropsychopharmacology (ECNP) Congress in October 2014.

Dr. Hollander commented, “This hypothesis-generating pilot data is supportive of additional studies with TSO in younger ASD populations with greater irritability.”

About Autism Spectrum Disorder

Autism spectrum disorder and autism are both general terms for a group of complex disorders of brain development. These disorders are characterized by three core symptoms: difficulties in social interaction, verbal and nonverbal communication and repetitive behaviors. Autism statistics from the U.S. Centers for Disease Control and Prevention identify approximately 1 in 68 American children as on the autism spectrum. Autism Speaks, the world’s leading autism science and advocacy organization, announced in March 2012 preliminary results of new research that estimates autism costs society $126 billion per year in the U.S.

About Coronado Biosciences

Since inception, Coronado Biosciences has been a biopharmaceutical company involved in the development of novel immunotherapy agents for the treatment of autoimmune diseases and cancer, namely CNDO-201 or Trichuris suis ova (TSO) and CNDO-109. As part of its growth strategy, the Company plans to identify, evaluate and potentially in-license, acquire or invest in pharmaceutical and biotechnology products, technologies and/or companies. Coronado may also from time to time consider financing existing or later-acquired products, technologies or companies through partnerships, joint ventures, direct financings and/or public or private spin-outs.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks related to our growth strategy; our dependence on third party suppliers; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com